For Release: November 7, 2022
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2022
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2022 earnings, dated November 7, 2022, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the "Q3 2022 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 Annual Report"), the "Risk Factors" section of the Company's Q3 2022 10-Q Quarterly Report, and subsequent reports filed by the Company with the SEC and include such risks and uncertainties as:
•risks and uncertainties related to the duration, ultimate severity, and continuing impacts of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on various activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 29 percent of the Company's revenue in 2021, risks to the Company related to the Biden-Harris Administration's student debt relief plan announced on August 24, 2022 that may significantly decrease the number of borrowers serviced and revenue earned by the Company under such contracts, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment, such as risks from the recent increases in interest rates resulting from inflationary pressures and the transition from LIBOR to an alternative reference rate, and changes in the securitization and other financing markets for loans, including adverse changes resulting from recent market volatility resulting from rising interest rates and other economic pressures and from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and government initiatives or proposals to consolidate existing FFELP loans to Federal Direct Loan Program loans, otherwise encourage or allow FFELP loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to a disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change, including extreme weather events and related natural disasters, which could result in increased loan portfolio credit risks and other asset and operational risks, as well as risks and uncertainties associated with efforts to address climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income:
Loan interest	$176,244	134,706	124,096	422,327	370,219
Investment interest	26,889	16,881	12,558	57,589	29,122
Total interest income	203,133	151,587	136,654	479,916	399,341
Interest expense on bonds and notes payable and bank deposits	126,625	73,642	50,176	248,347	127,939
Net interest income	76,508	77,945	86,478	231,569	271,402
Less provision (negative provision) for loan losses	9,665	9,409	5,827	18,640	(10,847)
Net interest income after provision for loan losses	66,843	68,536	80,651	212,929	282,249
Other income/expense:
Loan servicing and systems revenue	134,197	124,873	112,351	395,438	335,961
Education technology, services, and payment processing revenue	106,894	91,031	85,324	310,211	257,284
Solar construction revenue	9,358	—	—	9,358	—
Other	2,225	12,647	11,867	24,750	30,183
Gain on sale of loans	2,627	—	3,444	5,616	18,715
Impairment expense and provision for beneficial interests, net	121	(6,284)	(14,159)	(6,163)	(12,223)
Derivative settlements, net	10,271	4,623	(5,909)	12,085	(15,587)
Derivative market value adjustments, net	52,991	40,401	7,260	239,125	44,455
Total other income/expense	318,684	267,291	200,178	990,420	658,788
Cost of services:
Cost to provide education technology, services, and payment processing services	42,676	30,852	31,335	109,073	80,063
Cost to provide solar construction services	5,968	—	—	5,968	—
Total cost of services	48,644	30,852	31,335	115,041	80,063
Operating expenses:
Salaries and benefits	147,198	141,398	128,592	438,010	363,351
Depreciation and amortization	18,772	18,250	15,710	53,978	56,129
Other expenses	43,858	36,940	38,324	120,297	107,611
Total operating expenses	209,828	196,588	182,626	612,285	527,091
Income before income taxes	127,055	108,387	66,868	476,023	333,883
Income tax expense	(26,586)	(25,483)	(15,649)	(107,765)	(76,747)
Net income	100,469	82,904	51,219	368,258	257,136
Net loss attributable to noncontrolling interests	4,329	2,225	1,919	8,315	3,467
Net income attributable to Nelnet, Inc.	$104,798	85,129	53,138	376,573	260,603
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.80	2.26	1.38	9.99	6.74
Weighted average common shares outstanding - basic and diluted	37,380,493	37,710,214	38,595,721	37,708,425	38,646,892

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2022	December 31, 2021	September 30, 2021
Assets:
Loans and accrued interest receivable, net	$15,876,251	18,335,197	19,304,203
Cash, cash equivalents, and investments	2,126,712	1,714,482	1,566,849
Restricted cash	980,131	1,068,626	1,059,142
Goodwill and intangible assets, net	242,401	194,121	197,268
Other assets	338,038	365,615	275,277
Total assets	$19,563,533	21,678,041	22,402,739
Liabilities:
Bonds and notes payable	$15,042,595	17,631,089	18,610,748
Bank deposits	580,825	344,315	200,651
Other liabilities	773,754	749,799	734,377
Total liabilities	16,397,174	18,725,203	19,545,776
Equity:
Total Nelnet, Inc. shareholders' equity	3,180,614	2,951,206	2,859,254
Noncontrolling interests	(14,255)	1,632	(2,291)
Total equity	3,166,359	2,952,838	2,856,963
Total liabilities and equity	$19,563,533	21,678,041	22,402,739

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP net income attributable to Nelnet, Inc.	$104,798	85,129	53,138	376,573	260,603
Realized and unrealized derivative market value adjustments	(52,991)	(40,401)	(7,260)	(239,125)	(44,455)
Tax effect (a)	12,718	9,696	1,742	57,390	10,669
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$64,525	54,424	47,620	194,838	226,817

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.80	2.26	1.38	9.99	6.74
Realized and unrealized derivative market value adjustments	(1.42)	(1.07)	(0.19)	(6.34)	(1.15)
Tax effect (a)	0.35	0.25	0.04	1.52	0.28
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.73	1.44	1.23	5.17	5.87

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2021 Annual Report. They include:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
•Asset Generation and Management ("AGM")
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions. On July 1, 2022, the Company purchased 80 percent of the ownership interests of GRNE Solar. The operating results from this acquisition are also included in Corporate.
The information below provides the operating results (income (loss) before income taxes) for each reportable operating segment and Corporate and Other Activities for the three and nine months ended September 30, 2022 and 2021.

	Three months ended September 30,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$21,914	(3,042)
•The recognition of an impairment charge of $13.2 million in the third quarter of 2021 related primarily to building and building improvement assets due to an evaluation of the use of office space as a large number of employees continued to work from home as a result of the COVID-19 pandemic

NBS	18,655	13,992	•The recognition of $3.7 million of interest income in the third quarter of 2022 as compared to $0.3 million in the same period of 2021 due to higher interest rates
AGM	111,872	60,085
•A net gain of $53.0 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the third quarter of 2022 as compared to a net gain of $7.3 million for the same period in 2021
•An increase of $6.2 million in net interest income due to an increase in FFELP core loan spread in 2022 as compared to 2021
•A decrease of $14.3 million in net interest income due to the decrease in the average balance of FFELP loans in the third quarter of 2022 as compared to 2021
•The recognition of a $6.3 million investment loss during the third quarter of 2021

Nelnet Bank	1,055	836
Corporate	(26,442)	(5,003)
•The recognition of a net loss of $17.6 million in the third quarter of 2022 related to the Company’s investment in ALLO, as compared to a net loss of $10.5 million for the same period in 2021
•Investment income of $10.5 million in the third quarter of 2022 as compared to $21.9 million for the same period in 2021. In 2022, the Company recognized $5.9 million in gains from the sale of real estate investments, as compared to $11.2 million in 2021. In addition, the Company recognized $5.8 million in net realized and unrealized gains from marketable securities in 2021.

Income before income taxes	127,055	66,868
Income tax expense	(26,586)	(15,649)
Net loss attributable to noncontrolling interests	4,329	1,919
Net income	$104,798	53,138

	Nine months ended September 30,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$47,494	28,554
•The recognition of an impairment charge of $13.2 million in the third quarter of 2021 related primarily to building and building improvement assets due to an evaluation of the use of office space as a large number of employees continued to work from home as a result of the COVID-19 pandemic

NBS	66,454	62,199	•The recognition of $4.9 million of interest income in the first three quarters of 2022 as compared to $0.8 million in the same period of 2021 due to higher interest rates
AGM	424,647	280,613
•A net gain of $239.1 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the first three quarters of 2022 as compared to a net gain of $44.5 million for the same period in 2021
•A decrease of $23.8 million in interest expense during the first quarter of 2021 as a result of the Company reversing a historical accrued interest liability on certain bonds, which liability the Company determined is no longer probable of being required to be paid
•The recognition of provision for loan losses of $17.2 million in the first three quarters of 2022 as compared to negative provision of $11.2 million for the same period in 2021
•The recognition of $18.7 million of gains from the sale of loans during the first three quarters of 2021 compared to $5.6 million for the same period in 2022
•An increase of $13.5 million in net interest income due to an increase in FFELP core loan spread in 2022 as compared to 2021
•A decrease of $32.4 million in net interest income due to the decrease in the average balance of FFELP loans in the first three quarters of 2022 as compared to 2021

Nelnet Bank	2,489	(686)
Corporate	(65,061)	(36,796)
•The recognition of a net loss of $47.6 million for the first three quarters of 2022 related to the Company’s investment in ALLO, as compared to a net loss of $31.6 million for the same period in 2021
•Investment income of $37.2 million for the first three quarters of 2022 as compared to $43.7 million for the same period in 2021. Investment income in 2022 included $13.5 million in gains from the sale of real estate investments and a $15.2 million gain as a result of the revaluation of the Company's previously held 50 percent ownership interests in NextGen. In 2021, the Company recognized $22.2 million from the sale of real estate investments and $6.3 million in net realized and unrealized gains from marketable securities.
•The recognition of an impairment charge of $6.3 million in the second quarter of 2022 related primarily to a venture capital investment and certain real estate leases (as the Company continues to downsize its facility footprint as a result of associates working from home)

Income before income taxes	476,023	333,883
Income tax expense	(107,765)	(76,747)
Net loss attributable to noncontrolling interests	8,315	3,467
Net income	$376,573	260,603
Recent Developments
On August 24, 2022, the Department issued a bulletin titled “Biden-Harris Administration Announces Final Student Loan Pause Extension Through December 31 and Targeted Debt Cancellation to Smooth Transition to Repayment” (the “August 24, 2022 Bulletin”). The August 24, 2022 Bulletin extends the CARES Act repayment pause on Department held student loans through December 31, 2022 and indicates the Department will provide targeted student debt cancellation to borrowers with loans held by the Department, and that borrowers whose annual income for either 2020 or 2021 was under $125,000 (for single or married, filing separately) or under $250,000 (for married couples, filing jointly or heads of household) will be eligible for otherwise unconditional loan cancellation in amounts of up to $20,000 for eligible borrowers who received a Pell Grant, or of up to $10,000 for eligible borrowers who did not receive a Pell Grant.
Following the initial announcement, the Department provided more specific publicly available guidance on the student debt relief plan through the website of the Department’s Office of Federal Student Aid (“FSA”) on September 29, 2022, which guidance was subsequently revised and published in the Federal Register on October 12, 2022. As of November 7, 2022, the following guidance on loan forgiveness was provided on the FSA website (information on the FSA website is not incorporated by reference in this report):
•All loans eligible for the CARES Act student loan payment pause are also eligible for debt relief, including loans held by the Department and guaranty agencies

•As of September 29, 2022, borrowers with federal student loans not held by the Department cannot obtain one-time debt relief by consolidating those loans into Federal Direct Loan Program loans by the Department
•Borrowers with FFEL Program loans not held by the Department and who applied to consolidate into the Federal Direct Loan Program prior to September 29, 2022, are eligible for one-time debt relief through the Federal Direct Loan Program, subject to meeting the other terms and conditions
•The Department has indicated it is assessing whether there are alternative pathways to provide relief to borrowers with federal student loans not held by the Department, including FFEL Program loans
On October 21, 2022, the U.S. Court of Appeals for the Eighth Circuit issued a temporary administrative stay of implementation of the Department's student debt relief plan in response to a legal challenge that was initiated by other parties (not the Company).
In view of this recent announcement and guidance by the Department, the Company does not currently expect there to be significant FFELP loan consolidation activity specifically as a result of the one-time student debt relief plan announced in the August 24, 2022 Bulletin. However, since late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the continued extension of the CARES Act payment pause on Department held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under the Public Service Loan Forgiveness and other programs. Sustained higher FFELP loan prepayments will impact net interest income in the Company’s AGM operating segment, FFELP servicing revenue in the Company’s LSS operating segment, investment advisory services revenue earned by the Company’s SEC-registered investment advisor subsidiary (Whitetail Rock Capital Management, LLC) on FFELP loan asset-backed securities under management, and interest income earned on the Company’s FFELP loan asset-backed securities investments in future periods.
In addition, as of September 30, 2022, the Company was servicing 15.7 million borrowers under its government servicing contracts. The Company cannot currently estimate how many borrowers meet the eligibility requirements and other terms and conditions for one-time debt relief under the Department's announcement. If there was a broad $10,000 or $20,000 per borrower forgiveness on all government owned loans, the Company estimates it would decrease the number of borrowers serviced (based on the borrower loan information as of September 30, 2022) by approximately 4.4 million borrowers and 7.5 million borrowers, respectively. The actual impact to the number of borrowers serviced is expected to be less than these amounts due to annual income ceilings for borrowers to qualify for forgiveness and the impact of whether a Pell Grant was received on the amount of forgiveness for a borrower.
Revenue earned under the current Department servicing contracts, and software services revenue earned in providing remote hosted services to other Department servicers, will decrease in future periods if the Department's student debt relief plan or other broad based loan forgiveness is implemented.
See “Risk Factors” in the Company's Q3 2022 10-Q Quarterly Report for additional information.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$831	3,707	182,932	7,551	10,860	(2,748)	203,133
Interest expense	—	—	120,009	3,298	6,067	(2,748)	126,625
Net interest income	831	3,707	62,923	4,253	4,793	—	76,508
Less provision (negative provision) for loan losses	—	—	9,215	450	—	—	9,665
Net interest income after provision for loan losses	831	3,707	53,708	3,803	4,793	—	66,843
Other income/expense:
Loan servicing and systems revenue	134,197	—	—	—	—	—	134,197
Intersegment revenue	8,281	8	—	—	—	(8,289)	—
Education technology, services, and payment processing revenue	—	106,894	—	—	—	—	106,894
Solar construction revenue	—	—	—	—	9,358	—	9,358
Other	596	—	4,627	566	(3,564)	—	2,225
Gain on sale of loans	—	—	2,627	—	—	—	2,627
Impairment expense and provision for beneficial interests, net	—	—	—	—	121	—	121
Derivative settlements, net	—	—	10,271	—	—	—	10,271
Derivative market value adjustments, net	—	—	52,991	—	—	—	52,991
Total other income/expense	143,074	106,902	70,516	566	5,915	(8,289)	318,684
Cost of services:
Cost to provide education technology, services, and payment processing services	—	42,676	—	—	—	—	42,676
Cost to provide solar construction services	—	—	—	—	5,968	—	5,968
Total cost of services	—	42,676	—	—	5,968	—	48,644
Operating expenses:
Salaries and benefits	82,067	34,950	653	1,814	27,713	—	147,198
Depreciation and amortization	5,784	2,532	—	4	10,452	—	18,772
Other expenses	16,654	7,034	3,349	1,427	15,395	—	43,858
Intersegment expenses, net	17,486	4,762	8,350	69	(22,378)	(8,289)	—
Total operating expenses	121,991	49,278	12,352	3,314	31,182	(8,289)	209,828
Income (loss) before income taxes	21,914	18,655	111,872	1,055	(26,442)	—	127,055
Income tax (expense) benefit	(5,259)	(4,475)	(26,849)	(246)	10,244	—	(26,586)
Net income (loss)	16,655	14,180	85,023	809	(16,198)	—	100,469
Net (income) loss attributable to noncontrolling interests	—	(61)	—	—	4,390	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$16,655	14,119	85,023	809	(11,808)	—	104,798

	Three months ended June 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$246	874	140,396	5,212	6,235	(1,376)	151,587
Interest expense	20	—	69,708	1,639	3,652	(1,376)	73,642
Net interest income	226	874	70,688	3,573	2,583	—	77,945
Less provision (negative provision) for loan losses	—	—	8,827	582	—	—	9,409
Net interest income after provision for loan losses	226	874	61,861	2,991	2,583	—	68,536
Other income/expense:
Loan servicing and systems revenue	124,873	—	—	—	—	—	124,873
Intersegment revenue	8,381	7	—	—	—	(8,388)	—
Education technology, services, and payment processing revenue	—	91,031	—	—	—	—	91,031
Solar construction revenue	—	—	—	—	—	—	—
Other	611	—	5,133	157	6,747	—	12,647
Gain on sale of loans	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	—	(6,284)	—	(6,284)
Derivative settlements, net	—	—	4,623	—	—	—	4,623
Derivative market value adjustments, net	—	—	40,401	—	—	—	40,401
Total other income/expense	133,865	91,038	50,157	157	463	(8,388)	267,291
Cost of services:
Cost to provide education technology, services, and payment processing services	—	30,852	—	—	—	—	30,852
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	30,852	—	—	—	—	30,852
Operating expenses:
Salaries and benefits	83,220	32,120	614	1,714	23,729	—	141,398
Depreciation and amortization	5,318	2,698	—	4	10,230	—	18,250
Other expenses	13,507	6,750	3,543	899	12,241	—	36,940
Intersegment expenses, net	18,558	4,805	8,513	57	(23,545)	(8,388)	—
Total operating expenses	120,603	46,373	12,670	2,674	22,655	(8,388)	196,588
Income (loss) before income taxes	13,488	14,687	99,348	474	(19,609)	—	108,387
Income tax (expense) benefit	(3,237)	(3,525)	(23,844)	(106)	5,228	—	(25,483)
Net income (loss)	10,251	11,162	75,504	368	(14,381)	—	82,904
Net (income) loss attributable to noncontrolling interests	—	53	—	—	2,172	—	2,225
Net income (loss) attributable to Nelnet, Inc.	$10,251	11,215	75,504	368	(12,209)	—	85,129

	Three months ended September 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$31	344	131,781	2,061	2,609	(172)	136,654
Interest expense	24	—	48,662	421	1,242	(172)	50,176
Net interest income	7	344	83,119	1,640	1,367	—	86,478
Less provision (negative provision) for loan losses	—	—	5,940	(113)	—	—	5,827
Net interest income after provision for loan losses	7	344	77,179	1,753	1,367	—	80,651
Other income/expense:
Loan servicing and systems revenue	112,351	—	—	—	—	—	112,351
Intersegment revenue	8,621	3	—	—	—	(8,624)	—
Education technology, services, and payment processing revenue	—	85,324	—	—	—	—	85,324
Solar construction revenue	—	—	—	—	—	—	—
Other	727	13	(7,275)	450	17,952	—	11,867
Gain on sale of loans	—	—	3,444	—	—	—	3,444
Impairment expense and provision for beneficial interests, net	(13,243)	—	—	—	(916)	—	(14,159)
Derivative settlements, net	—	—	(5,909)	—	—	—	(5,909)
Derivative market value adjustments, net	—	—	7,260	—	—	—	7,260
Total other income/expense	108,456	85,340	(2,480)	450	17,036	(8,624)	200,178
Cost of services:
Cost to provide education technology, services, and payment processing services	—	31,335	—	—	—	—	31,335
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	31,335	—	—	—	—	31,335
Operating expenses:
Salaries and benefits	75,305	29,119	542	890	22,735	—	128,592
Depreciation and amortization	4,245	2,762	—	—	8,702	—	15,710
Other expenses	12,738	4,804	5,420	445	14,918	—	38,324
Intersegment expenses, net	19,217	3,672	8,652	32	(22,949)	(8,624)	—
Total operating expenses	111,505	40,357	14,614	1,367	23,406	(8,624)	182,626
Income (loss) before income taxes	(3,042)	13,992	60,085	836	(5,003)	—	66,868
Income tax (expense) benefit	730	(3,358)	(14,421)	(200)	1,600	—	(15,649)
Net income (loss)	(2,312)	10,634	45,664	636	(3,403)	—	51,219
Net (income) loss attributable to noncontrolling interests	—	—	—	—	1,919	—	1,919
Net income (loss) attributable to Nelnet, Inc.	$(2,312)	10,634	45,664	636	(1,484)	—	53,138

	Nine months ended September 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,144	4,920	441,926	15,792	21,087	(4,953)	479,916
Interest expense	44	—	235,720	5,792	11,745	(4,953)	248,347
Net interest income	1,100	4,920	206,206	10,000	9,342	—	231,569
Less provision (negative provision) for loan losses	—	—	17,178	1,462	—	—	18,640
Net interest income after provision for loan losses	1,100	4,920	189,028	8,538	9,342	—	212,929
Other income/expense:
Loan servicing and systems revenue	395,438	—	—	—	—	—	395,438
Intersegment revenue	25,142	16	—	—	—	(25,158)	—
Education technology, services, and payment processing revenue	—	310,211	—	—	—	—	310,211
Solar construction revenue	—	—	—	—	9,358	—	9,358
Other	1,946	—	16,270	2,224	4,309	—	24,750
Gain on sale of loans	—	—	5,616	—	—	—	5,616
Impairment expense and provision for beneficial interests, net	—	—	—	—	(6,163)	—	(6,163)
Derivative settlements, net	—	—	12,085	—	—	—	12,085
Derivative market value adjustments, net	—	—	239,125	—	—	—	239,125
Total other income/expense	422,526	310,227	273,096	2,224	7,504	(25,158)	990,420
Cost of services:
Cost to provide education technology, services, and payment processing services	—	109,073	—	—	—	—	109,073
Cost to provide solar construction services	—	—	—	—	5,968	—	5,968
Total cost of services	—	109,073	—	—	5,968	—	115,041
Operating expenses:
Salaries and benefits	257,259	98,356	1,858	5,082	75,455	—	438,010
Depreciation and amortization	16,056	7,544	—	11	30,366	—	53,978
Other expenses	46,375	19,549	9,925	3,009	41,438	—	120,297
Intersegment expenses, net	56,442	14,171	25,694	171	(71,320)	(25,158)	—
Total operating expenses	376,132	139,620	37,477	8,273	75,939	(25,158)	612,285
Income (loss) before income taxes	47,494	66,454	424,647	2,489	(65,061)	—	476,023
Income tax (expense) benefit	(11,399)	(15,947)	(101,915)	(574)	22,070	—	(107,765)
Net income (loss)	36,095	50,507	322,732	1,915	(42,991)	—	368,258
Net (income) loss attributable to noncontrolling interests	—	(8)	—	—	8,323	—	8,315
Net income (loss) attributable to Nelnet, Inc.	$36,095	50,499	322,732	1,915	(34,668)	—	376,573

	Nine months ended September 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$95	818	388,149	5,479	5,379	(578)	399,341
Interest expense	70	—	124,282	1,007	3,158	(578)	127,939
Net interest income	25	818	263,867	4,472	2,221	—	271,402
Less provision (negative provision) for loan losses	—	—	(11,225)	378	—	—	(10,847)
Net interest income after provision for loan losses	25	818	275,092	4,094	2,221	—	282,249
Other income/expense:
Loan servicing and systems revenue	335,961	—	—	—	—	—	335,961
Intersegment revenue	25,369	9	—	—	—	(25,378)	—
Education technology, services, and payment processing revenue	—	257,284	—	—	—	—	257,284
Solar construction revenue	—	—	—	—	—	—	—
Other	2,541	13	(4,514)	475	31,668	—	30,183
Gain on sale of loans	—	—	18,715	—	—	—	18,715
Impairment expense and provision for beneficial interests, net	(13,243)	—	2,436	—	(1,416)	—	(12,223)
Derivative settlements, net	—	—	(15,587)	—	—	—	(15,587)
Derivative market value adjustments, net	—	—	44,455	—	—	—	44,455
Total other income/expense	350,628	257,306	45,505	475	30,252	(25,378)	658,788
Cost of services:
Cost to provide education technology, services, and payment processing services	—	80,063	—	—	—	—	80,063
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	80,063	—	—	—	—	80,063
Operating expenses:
Salaries and benefits	210,151	82,154	1,594	3,956	65,496	—	363,351
Depreciation and amortization	20,411	8,789	—	—	26,927	—	56,129
Other expenses	39,296	14,063	12,763	1,227	40,265	—	107,611
Intersegment expenses, net	52,241	10,856	25,627	72	(63,419)	(25,378)	—
Total operating expenses	322,099	115,862	39,984	5,255	69,269	(25,378)	527,091
Income (loss) before income taxes	28,554	62,199	280,613	(686)	(36,796)	—	333,883
Income tax (expense) benefit	(6,853)	(14,928)	(67,347)	151	12,230	—	(76,747)
Net income (loss)	21,701	47,271	213,266	(535)	(24,566)	—	257,136
Net (income) loss attributable to noncontrolling interests	—	—	—	—	3,467	—	3,467
Net income (loss) attributable to Nelnet, Inc.	$21,701	47,271	213,266	(535)	(21,099)	—	260,603

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Government servicing	$104,428	98,815	84,084	312,368	241,497
Private education and consumer loan servicing	12,198	12,122	13,198	37,194	34,563
FFELP servicing	4,127	4,011	4,557	12,386	13,930
Software services	8,229	7,907	6,952	23,536	22,779
Outsourced services and other	5,215	2,018	3,560	9,954	23,192
Loan servicing and systems revenue	$134,197	124,873	112,351	395,438	335,961
Loan Servicing Volumes

	As of
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Servicing volume (dollars in millions):
Government	$443,248	453,681	452,450	461,054	478,402	507,653	542,398	545,546
FFELP	30,763	30,084	29,361	28,244	26,916	25,646	24,224	22,412
Private and consumer	16,226	21,397	24,758	24,229	23,702	23,433	22,838	22,461
Total	$490,237	505,162	506,569	513,527	529,020	556,732	589,460	590,419

Number of servicing borrowers:
Government	13,251,930	13,301,364	13,253,051	13,570,056	14,196,520	14,727,860	15,426,607	15,657,942
FFELP	1,300,677	1,233,461	1,198,863	1,150,214	1,092,066	1,034,913	977,785	910,188
Private and consumer	636,136	882,477	1,039,537	1,097,252	1,065,439	1,030,863	998,454	979,816
Total	15,188,743	15,417,302	15,491,451	15,817,522	16,354,025	16,793,636	17,402,846	17,547,946

Number of remote hosted borrowers:	6,555,841	4,307,342	4,338,570	4,548,541	4,799,368	5,487,943	5,738,381	6,025,377
Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Tuition payment plan services	$25,779	27,637	23,618	84,131	79,706
Payment processing	47,957	27,968	39,852	113,996	97,898
Education technology and services	32,548	34,956	21,295	110,755	78,752
Other	610	470	559	1,329	928
Education technology, services, and payment processing revenue	$106,894	91,031	85,324	310,211	257,284

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income:

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Income/gains from investments, net	$10,701	18,127	16,050	40,685	40,141
Borrower late fee income	2,824	2,436	514	7,693	1,698
ALLO preferred return	2,164	2,140	2,043	6,420	6,384
Administration/sponsor fee income	1,920	2,012	1,670	6,055	1,670
Investment advisory services	1,612	1,482	2,400	4,375	6,242
Loss from ALLO voting membership interest investment	(17,562)	(16,941)	(10,495)	(47,633)	(31,620)
Loss from solar investments	(4,216)	(1,854)	(3,393)	(7,100)	(7,375)
Other	4,782	5,245	3,078	14,255	13,043
Other income	$2,225	12,647	11,867	24,750	30,183
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
1:3 basis swaps	$(1,085)	931	(700)	242	(939)
Interest rate swaps - floor income hedges	11,356	3,692	(5,209)	11,843	(14,648)
Total derivative settlements - income (expense)	$10,271	4,623	(5,909)	12,085	(15,587)

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	September 30, 2022	December 31, 2021	September 30, 2021
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$3,298,138	3,904,000	4,142,059
Consolidation	11,002,253	13,187,047	13,939,429
Total	14,300,391	17,091,047	18,081,488
Private education loans	262,183	299,442	319,212
Consumer and other loans	231,441	51,301	36,994
Non-Nelnet Bank loans	14,794,015	17,441,790	18,437,694
Nelnet Bank:
Federally insured student loans	72,905	88,011	93,930
Private education loans	356,571	169,890	98,395
Nelnet Bank loans	429,476	257,901	192,325

Accrued interest receivable	793,838	788,552	834,831
Loan discount, net of unamortized loan premiums and deferred origination costs	(22,021)	(25,933)	(22,603)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(87,778)	(103,381)	(115,859)
Private education loans	(15,577)	(16,143)	(17,053)
Consumer and other loans	(13,290)	(6,481)	(4,429)
Non-Nelnet Bank allowance for loan losses	(116,645)	(126,005)	(137,341)
Nelnet Bank:
Federally insured loans	(164)	(268)	(289)
Private education loans	(2,248)	(840)	(414)
Nelnet Bank allowance for loan losses	(2,412)	(1,108)	(703)
	$15,876,251	18,335,197	19,304,203
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	September 30, 2022	December 31, 2021	September 30, 2021
Non-Nelnet Bank:
Federally insured student loans (a)	0.61%	0.60%	0.64%
Private education loans	5.94%	5.39%	5.34%
Consumer and other loans (b)	5.74%	12.63%	11.97%
Nelnet Bank:
Federally insured student loans (a)	0.22%	0.30%	0.31%
Private education loans	0.63%	0.49%	0.42%
(a)    As of September 30, 2022, December 31, 2021, and September 30, 2021, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 22.3%, 22.2%, and 23.6%, respectively, and for Nelnet Bank was 8.9%, 12.1%, and 12.2%, respectively.
(b)    During 2022, the Company purchased home equity loans that generally have lower default rates than unsecured consumer loans. As such, the allowance for loan losses as a percentage of the ending loan balance has decreased as of September 30, 2022 as compared to December 31, 2021.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Non-Nelnet Bank:
Beginning balance	$15,855,137	16,618,627	19,331,725	17,441,790	19,559,108
Loan acquisitions:
Federally insured student loans	896	43,747	70,844	54,845	833,313
Private education loans	667	6,484	1,680	8,177	88,131
Consumer and other loans	120,465	118,012	20,939	256,998	61,319
Total loan acquisitions	122,028	168,243	93,463	320,020	982,763
Repayments, claims, capitalized interest, participations, and other, net	(385,312)	(478,461)	(818,554)	(1,310,913)	(1,415,249)
Loans lost to external parties	(768,923)	(453,158)	(145,270)	(1,609,728)	(587,841)
Loans sold	(28,915)	(114)	(23,670)	(47,154)	(101,087)
Ending balance	$14,794,015	15,855,137	18,437,694	14,794,015	18,437,694

Nelnet Bank:
Beginning balance	$423,553	368,257	190,571	257,901	17,543
Federally insured student loan acquisitions	—	—	—	—	99,973
Private education loan acquisitions	6,856	—	—	6,856	—
Private education loan originations	14,311	75,204	13,006	219,857	99,161
Repayments	(15,244)	(17,373)	(10,865)	(51,011)	(21,863)
Sales to AGM segment	—	(2,535)	(387)	(4,127)	(2,489)
Ending balance	$429,476	423,553	192,325	429,476	192,325
The Company has also purchased partial ownership in certain private education, consumer, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of September 30, 2022, the Company’s ownership correlates to approximately $630 million, $150 million, and $420 million of private education, consumer, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.
Since late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the continued extension of the CARES Act payment pause on Department held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under the Public Service Loan Forgiveness and other programs.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Variable loan yield, gross	5.05%	3.59%	2.61%	3.76%	2.65%
Consolidation rebate fees	(0.84)	(0.85)	(0.85)	(0.85)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization	0.02	0.03	0.03	0.03	0.01
Variable loan yield, net	4.23	2.77	1.79	2.94	1.82
Loan cost of funds - interest expense (a) (b)	(3.11)	(1.73)	(0.99)	(1.95)	(1.03)
Loan cost of funds - derivative settlements (c) (d)	(0.03)	0.02	(0.02)	0.00	(0.01)
Variable loan spread	1.09	1.06	0.78	0.99	0.78
Fixed rate floor income, gross	0.19	0.46	0.75	0.45	0.75
Fixed rate floor income - derivative settlements (c) (e)	0.30	0.09	(0.11)	0.10	(0.10)
Fixed rate floor income, net of settlements on derivatives	0.49	0.55	0.64	0.55	0.65
Core loan spread	1.58%	1.61%	1.42%	1.54%	1.43%

Average balance of AGM's loans	$15,466,505	16,437,861	19,084,320	16,371,092	19,178,788
Average balance of AGM's debt outstanding	15,060,823	15,923,648	18,863,730	15,905,170	18,890,832
(a)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest expense on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded from the table above.
(b)    In the third quarter of 2021, the Company redeemed certain asset-backed debt securities prior to their legal maturity, resulting in the recognition of $1.5 million in interest expense from the write-off of all remaining debt issuance costs related to the initial issuance of such bonds. This expense was excluded from the table above.
(c)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Core loan spread	1.58%	1.61%	1.42%	1.54%	1.43%
Derivative settlements (1:3 basis swaps)	0.03	(0.02)	0.02	(0.00)	0.01
Derivative settlements (fixed rate floor income)	(0.30)	(0.09)	0.11	(0.10)	0.10
Loan spread	1.31%	1.50%	1.55%	1.44%	1.54%

(d)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(e)    Derivative settlements consist of net settlements received (paid) related to the Company’s floor income interest rate swaps.

Variable loan spread increased during the three and nine months ended September 30, 2022 compared to the same periods in 2021 due to a significant increase in short-term interest rates during each of the first three quarters of 2022. In an increasing interest rate environment, student loan spread increases due to the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest resets on the Company's debt that occurs either monthly or quarterly.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Fixed rate floor income, gross	$7,585	18,292	35,850	54,870	108,029
Derivative settlements (a)	11,356	3,692	(5,209)	11,843	(14,648)
Fixed rate floor income, net	$18,941	21,984	30,641	66,713	93,381
Fixed rate floor income contribution to spread, net	0.49%	0.55%	0.64%	0.55%	0.65%

(a)    Derivative settlements consist of net settlements received (paid) related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of September 30, 2022.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
5.0 - 5.49%	5.35%	2.71%	$177,056
5.5 - 5.99%	5.68%	3.04%	199,123
6.0 - 6.49%	6.19%	3.55%	245,508
6.5 - 6.99%	6.70%	4.06%	238,899
7.0 - 7.49%	7.17%	4.53%	87,432
7.5 - 7.99%	7.72%	5.08%	167,776
8.0 - 8.99%	8.18%	5.54%	390,549
> 9.0%	9.05%	6.41%	150,258
			$1,656,601

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of September 30, 2022, the weighted average estimated variable conversion rate was 4.41% and the short-term interest rate was 251 basis points.
The following table summarizes the outstanding derivative instruments as of September 30, 2022 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2024	$2,000,000	0.35%
2026	500,000	1.02
2031	100,000	1.53
	$2,600,000	0.52%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.